Filed Pursuant to Rule 424(b)(5)

Registration No. 333-252625

P R O S P E C T U S   S U P P L E M E N T

Up to $50,000,000

Common Stock

We have entered into a sales agreement with BofA Securities, Inc. and ThinkEquity LLC, as Sales Agents, relating to the sale of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell our common stock, par value $0.0001 per share, having an aggregate offering price of up to $50,000,000 from time to time through the Sales Agents.

Sales of shares of our common stock under this prospectus supplement and the accompanying prospectus, if any, may be made by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including block trades and sales made in ordinary brokers’ transactions on the New York Stock Exchange or otherwise at market prices prevailing at the time of the sale, at prices related to prevailing market prices or at negotiated prices and block trades. The Sales Agents are not required to sell any specific number or dollar amount of shares of our common stock. Each of the Sales Agents has agreed to use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms among the Sales Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. We also may sell shares to each of the Sales Agents as principal for their own accounts, at a price agreed upon at the time of sale. If we sell shares to the Sales Agents as principal, we will enter into a separate terms agreement with the Sales Agents setting forth the terms of such transaction, and we will describe this agreement in a separate pricing supplement.

The Sales Agents will be entitled to compensation under the terms of the sales agreement at a commission rate equal to 2.0% of the gross sales price per share sold. In connection with the sale of common stock on our behalf, each of the Sales Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agents with respect to certain liabilities, including liabilities under the Securities Act. See “Plan of Distribution” for additional information regarding compensation to be paid to the Sales Agents.

The offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of shares of our common stock having an aggregate sales price of $50.0 million pursuant to the sales agreement or (2) the termination of the sales agreement in accordance with its terms.

The net proceeds from any sales under this prospectus supplement will be used as described under the section entitled “Use of Proceeds.” The proceeds we receive from sales of our common stock, if any, will depend on the number of shares actually sold and the offering price of such shares.

Our common stock is traded on the New York Stock Exchange under the symbol “ANVS.” On March 30, 2023, the last reported sale price of our common stock was $20.10 per share. Our common stock has recently experienced extreme volatility in price and trading volume. From August 1, 2022 to March 30, 2023, the sale price of our common stock on the New York Stock Exchange ranged from as low as $9.84 to as high as $23.91 and daily trading volume ranged from 5,000 shares to 768,700 shares. Investors that purchase shares of common stock in this offering may lose a significant portion of their investments if the price of our common stock subsequently declines. Please see the section entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus, and in the documents that are incorporated by reference into this prospectus supplement.

We are an “emerging growth company” and “smaller reporting company” under the federal securities laws and, as such, are subject to reduced public company reporting requirements. See “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 7 of this prospectus supplement, the accompanying prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

BofA Securities	ThinkEquity

The date of this prospectus supplement is March 31, 2023.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement relates to part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”), utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in the accompanying prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $250,000,000. The $50,000,000 of common stock that may be offered, issued and sold under this prospectus supplement is included in the $250,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement.

This prospectus supplement relates to the offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the heading “Where You Can Find Additional Information; Incorporation by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both documents combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement), the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus supplement, accompanying prospectus or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the Sales Agents are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, accompanying prospectus, the documents incorporated by reference in the prospectus supplement and accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read the prospectus supplement, the documents incorporated by reference in this prospectus supplement and accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

This prospectus supplement and the information incorporated herein by reference contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information; Incorporation by Reference.”

All other trademarks, trade names and service marks referred to in this prospectus supplement and accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement and accompanying prospectus are referred to without the symbols ® and TM, but such references should not be construed as any indication that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus supplement. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read the entire prospectus supplement, including the matters set forth under the section of this prospectus supplement captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in prospectus supplement to “Annovis Bio, Inc.,” “we,” “our” and “us” refer to Annovis Bio, Inc., a Delaware corporation.

Company Overview

Annovis Bio, Inc. is a clinical stage, drug platform company addressing neurodegeneration, such as Alzheimer’s disease (“AD”) and Parkinson’s disease (“PD”). We are developing our lead product candidate, Buntanetap, which is designed to address AD, PD, and potentially other chronic neurodegenerative diseases. Buntanetap is a synthetically produced small molecule, orally administered, brain penetrant compound. In several studies, Buntanetap was observed to inhibit the synthesis of neurotoxic proteins—APP/Aβ (“APP”), tau/phospho-tau (“tau”) and α-Synuclein (“αSYN”)—that are one of the main causes of neurodegeneration. High levels of neurotoxic proteins lead to impaired axonal transport, which is responsible for the communication between and within nerve cells. When that communication is impaired, the immune system is activated and attacks the nerve cells, eventually killing them. We have observed in our clinical studies in early AD and early PD patients and pre-clinical studies in mice and rats that Buntanetap lowered neurotoxic protein levels leading to improved axonal transport, reduced inflammation, lower nerve cell death and improved affected function.

In 2021, we completed two Phase 1/2 clinical studies: one in 14 early AD patients, and one in 54 early PD patients (together, the “AD/PD Trials”). In the AD/PD Trials, early AD patients were defined as those with a Mini Mental State Examination (MMSE) score between 19 and 28 and early PD patients as those patients at Hoehn & Yahr stages 1, 2 or 3. MMSE is a brief screening instrument used to assess cognitive function, with total scores ranging from 0 to 30 and a lower score indicating greater disease severity, while the Hoehn & Yahr scale is a medical assessment used to measure staging of the functional disability associated with PD where a higher stage indicates greater disease severity. In collaboration with the Alzheimer’s Disease Cooperative Study (“ADCS”), we also conducted a trial in 16 early AD patients (the “ADCS Trial”). In the ADCS Trial, early AD patients were defined as those patients with a MMSE score between 19 and 28. All three clinical trials were double-blind, placebo-controlled studies. We designed the studies by applying our understanding of the underlying neurodegenerative disease states, and measured both target and pathway validation in the spinal fluid of patients to determine whether patients improved following treatment. In addition to meeting their primary endpoints of safety and tolerability and secondary endpoint of pharmacokinetics of Buntanetap, our AD/PD Trials met exploratory endpoints of measures of biomarkers and improvements in cognition in AD patients, and in function in PD patients. We believe that the AD/PD Trials represent the first double-blind placebo-controlled studies that showed improvements in AD patients, as measured by ADAS-Cog, and in PD patients, as measured by UPDRS. Following completion of the AD/PD Trials, we submitted our data to the U.S. Food and Drug Administration (“FDA”) and requested direction to further pursue the development of Buntanetap in early PD patients. With the FDA’s guidance, we initiated a Phase 3 study in early PD patients in August 2022 (our “Phase 3 PD Study”). In the Phase 3 PD Study, early PD patients were defined as those at Hoehn & Yahr stages 1, 2 or 3, and OFF times of less than two hours per day. OFF time refers to when PD motor and/or non-motor symptoms occur between medication doses. We also submitted a proposed protocol for the treatment of moderate AD to the FDA, and after receiving permission to proceed, we initiated a Phase 2/3 study in mild to moderate AD patients in February 2023 (our “Phase 2/3 AD Study”). In the Phase 2/3 AD Study, mild to moderate AD patients were defined as those with a MMSE score between 14 and 24. At the completion of the ADCS Trial, the data showed that Buntanetap is a translational inhibitor in humans just like in animals, and we further observed that there was statistical improvement in cognition in early AD patients, just like in the AD/PD Trials.

Our Phase 3 PD Study and Phase 2/3 AD Study each have built in interim analyses. Our Phase 3 PD Study incorporated an interim analysis at two months, the results of which were disclosed on March 31, 2023. The pre-planned interim analysis was conducted by our data analytics provider based on 132 patients from all cohorts collectively for which baseline and two-month data was available. As the interim analysis was conducted at two months of the six-month endpoint and only on 132 patients, it may not be indicative of the results at six months for the full patient population because as the trial progresses, clinical outcomes may materially change as patient enrollment continues and more patient data become available, or different conclusions or considerations may qualify such results once additional data have been received and fully evaluated. Based on the results of the interim analysis, we intend to proceed with the Phase 3 PD Study as planned in accordance with the previously established protocol. We remain blinded to the Phase 3 PD Study and we do not have safety or efficacy data from the trial. A separate safety interim analysis is in process and we expect that interim analysis to be released in the second quarter of 2023. We intend to disclose the results of an interim analysis for our Phase 2/3 AD Study in Fall 2023. We plan to consult with the FDA following completion of these interim analyses, to obtain feedback on our ongoing and planned AD and PD studies, including conducting an open label extension study following the completion of the initial trials. Using the data from the Phase 3 PD Study interim analysis, we intend to design an 18-month long disease-modifying Phase 3 study in the same early PD patients. In addition, we intend to conduct a short 6-month study in advanced PD patients during the second half of the 18-month disease modifying Phase 3 study, at which time we will define the advanced PD patient population for the purposes of such study. Similarly, using the data from the Phase 2/3 AD Study interim analysis, we intend to design an 18-month disease modifying Phase 3 study in the same early AD patient population. In addition, we intend to conduct a short 6-month study in advanced AD patients during the second half of the 18-month disease modifying Phase 3 study, at which time we will define the advanced AD patient population for the purposes of such study. We expect both the ongoing Phase 3 PD Study and the Phase 2/3 AD Study to be completed by the end of 2023, and we intend to announce the data from the final analyses in the first quarter of 2024.

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By the end of 2026, our goal is to have conducted the required pivotal studies for Buntanetap to be able to file two new drug applications (“NDAs”) with the FDA.

We believe that we are the only company developing a drug for AD and PD that is designed to inhibit more than one neurotoxic protein, and has a mechanism of action designed to restore nerve cell axonal and synaptic activity. By improving brain function, our goal is to treat memory loss and dementia associated with AD as well as body and brain function associated with PD. Based on pre-clinical and clinical data collected to date, we believe that Buntanetap has the potential to be the first drug to interfere with the underlying mechanism of neurodegeneration, potentially enabling Buntanetap to be the only drug to improve cognition in AD and motor function in PD. The industry has encountered challenges in specifically targeting one neurotoxic protein, be it APP, tau or αSYN, indicating that doing so does not change the course of neurodegeneration. Our goal is to develop a disease modifying drug (“DMD”) for patients with neurodegeneration by leveraging our clinical and pre-clinical data to inhibit the three most relevant neurotoxic proteins. Studies have found that AD and PD are the most common neurodegenerative diseases in the U.S., and accordingly these diseases present two unmet needs of the aging population and two potentially large U.S. markets if a DMD is developed and approved.

Preliminary Unaudited Cash and Cash Equivalents as of March 31, 2023

On a preliminary unaudited basis, we expect our cash and cash equivalents as of March 31, 2023 to be approximately $16.8 million. This estimate of cash and cash equivalents is our preliminary estimate based on currently available information and does not present all necessary information for an understanding of our financial condition as of March 31, 2023 or our results of operations for the three months ended March 31, 2023. As we complete our quarter-end financial close process and finalize our financial statements for the three months ended March 31, 2023, we will be required to make significant judgments in a number of areas that may result in the estimate provided herein being different than the final reported cash and cash equivalents. This preliminary estimate has been prepared by and is the responsibility of our management. Our independent registered public accounting firm has not audited, reviewed, or performed any procedures with respect to this preliminary estimate or the accounting treatment thereof and does not express an opinion or any other form of assurance with respect thereto. It is possible that we or our independent registered public accounting firm may identify items that require us to make adjustments to the preliminary estimated cash and cash equivalents balance set forth above and those changes could be material. Accordingly, undue reliance should not be placed on this preliminary estimate.

The preliminary estimate is not necessarily indicative of any future period and should be read together with the sections of this prospectus supplement, our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q captioned “Risk Factors”, “Special Note Regarding Forward-looking Statements” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for additional information regarding factors that could result in differences between the preliminary estimate and the actual results we will report for cash and cash equivalents as of March 31, 2023.

We have never been profitable and have incurred net losses since inception. We expect to incur losses for the foreseeable future, and we expect these losses to increase as we continue our development of, and seek regulatory approvals for, our product candidates. Because of the numerous risks and uncertainties associated with product development, we are unable to predict the timing or amount of increased expenses or when we will be able to achieve or maintain profitability, if at all.

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Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For so long as we remain an emerging growth company, we may take advantage of relief from certain reporting requirements and other burdens that are otherwise applicable generally to public companies. These provisions include:

•	reduced obligations with respect to financial data, including only being required to present two years of audited financial statements, in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

•	reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements;

•	an exception from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended;

•	exemptions from the requirements of holding non-binding advisory votes on executive compensation or golden parachute arrangements; and

•	an exemption from compliance with the requirements of the Public Company Accounting Oversight Board regarding the communication of critical audit matters in the auditor’s report on financial statements.

We may take advantage of these provisions until we no longer qualify as an emerging growth company. We will cease to qualify as an emerging growth company on the date that is the earliest of: (i) January 28, 2025, (ii) the last day of the fiscal year in which we have more than $1.235 billion in total annual gross revenues, (iii) the date on which we are deemed to be a “large accelerated filer” under the rules of the SEC which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, or (iv) the date on which we have issued more than $1.0 billion of non-convertible debt over the prior three-year period. We may choose to take advantage of some but not all of these reduced reporting burdens. We have taken advantage of certain reduced reporting requirements in this prospectus supplement and the documents incorporated by reference herein. Accordingly, the information contained herein may be different than you might obtain from other public companies in which you hold equity interests.

In addition, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to take advantage of the extended transition period to comply with new or revised accounting standards and to adopt certain of the reduced disclosure requirements available to emerging growth companies. As a result of the accounting standards election, we will not be subject to the same implementation timing for new or revised accounting standards as other public companies that are not emerging growth companies, which may make comparison of our financials to those of other public companies more difficult. As a result of these elections, the information that we provide in this prospectus supplement and the documents incorporated by reference herein may be different than the information you may receive from other public companies in which you hold equity interests. In addition, it is possible that some investors will find our common stock less attractive as a result of these elections, which may result in a less active trading market for our common stock and higher volatility in our share price.

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We are also a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Corporate Information

We were incorporated in Delaware in 2008. Our principal executive offices are located at 1055 Westlakes Drive, Suite 300, Berwyn, PA 19312 and our telephone number is (610) 727-3913. Our website address is www.annovisbio.com. Information contained on, or that may be accessed through, the website is not incorporated by reference into this prospectus supplement and the inclusion of our website address in this prospectus supplement is an inactive textual reference only.

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THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $50,000,000.

Common stock to be outstanding after this offering	Up to 10,651,485 shares, assuming sales of 2,487,562 shares of our common stock in this offering at an offering price of $20.10 per share, which is the last reported sale price of our common stock on the New York Stock Exchange on March 30, 2023. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering	“At the market offering” that may be made from time to time through our Sales Agents. We may also sell shares to each of the Sales Agents as principal for its own account. See “Plan of Distribution” on page S-12.

Use of proceeds	We currently intend to use the net proceeds, if any, from this offering primarily for clinical trials, working capital and other general corporate purposes. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received in this offering. Pending these uses, we plan to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. See “Use of Proceeds” on page S-10.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement, the accompanying prospectus, and in the documents incorporated by reference herein for a discussion of factors to consider carefully before deciding to invest in shares of our common stock. See “Risk Factors” on page S-6.

New York Stock Exchange symbol	“ANVS”

The number of shares of our common stock that will be outstanding after this offering is based on 8,163,923 shares of our common stock outstanding as of December 31, 2022, and excludes:

•	1,657,342 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2022, at a weighted-average exercise price of $13.95 per share;

•	2,400 shares of common stock issuable upon the exercise of outstanding warrants having an exercise price of $7.50 per share; and

•	392,874 shares of common stock reserved for future issuance under our 2019 Equity Incentive Plan (the “2019 Plan”) as of December 31, 2022.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options subsequent to December 31, 2022, and reflects an assumed public offering price of $20.10 per share, which is the last reported sale price of our common stock on the New York Stock Exchange on March 30, 2023.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully consider the risks and uncertainties described below together with all other information contained in this prospectus supplement, the accompanying prospectus and in our filings with the SEC that we have incorporated by reference into this prospectus supplement. See the section of this prospectus supplement entitled “Where You Can Find Additional Information; Incorporation by Reference.” If any of the following risks actually occur, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.

Additional Risks Related to This Offering

We have broad discretion over the use of our cash, cash equivalents and short-term investments, including the net proceeds we receive in this offering, and may not use them effectively, in ways that you and other stockholders may not approve, or in ways that do not increase the value of your investment.

Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in “Use of Proceeds.” We currently intend to use the net proceeds, if any, from this offering primarily for clinical trials, working capital and other general corporate purposes. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received in this offering. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment, in ways that are otherwise ineffective or in ways with which you disagree, and the failure by our management to apply these funds effectively could harm our business. Pending their use, we plan to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders. Our management has broad discretion to use our cash, cash equivalents, and short-term investments including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to invest or apply the net proceeds from this offering in ways that enhance stockholder value could result in financial losses that could have an adverse effect on our business, which could cause the price of our common stock to decline. See “Use of Proceeds.”

If you purchase shares of our common stock in this offering, you will suffer immediate and substantial dilution in the book value of your investment.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 2,487,562 shares are sold at a price of $20.10 per share, which is the last reported sale price of our common stock on the New York Stock Exchange on March 30, 2023, for aggregate proceeds of $50.0 million in this offering, and after deducting commissions and estimated aggregate offering expenses payable by us, you will suffer immediate and substantial dilution of $12.78 per share, representing the difference between the as adjusted net tangible book value per share of our common stock as of December 31, 2022 after giving effect to this offering and the assumed public offering price of $20.10 per share.

Because the sales of the shares offered hereby will be made directly into the market, the prices at which we sell these shares will vary and these variations may be significant. Purchasers of the shares we sell, as well as our existing stockholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invested. For a further description of the dilution that you will experience immediately after this offering, see “Dilution.”

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You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into, or exchangeable for, our common stock at prices that may not be the same as the price per share in this offering. We cannot assure you that we will be able to sell shares of our common stock or other related securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering. If the price per share at which we sell additional shares of our common stock or related securities in future transactions is less than the price per share in this offering, investors who purchase our common stock in this offering will suffer dilution in their investment. In addition, we have a significant number of stock options for shares of our common stock outstanding. To the extent that outstanding stock options have been or may be exercised, investors purchasing our common stock in this offering may experience further dilution in the future. Furthermore, a significant portion of our total outstanding shares are eligible to be sold into the market, which could cause the market price of our common stock to drop significantly, even if our business is doing well.

An active trading market for our common stock may not be sustained following this offering, which could harm the market price of our common stock.

Although our common stock is listed on the New York Stock Exchange, an active trading market for our shares may not be sustained following this offering. If an active market for our common stock does not continue, it may be difficult for you to sell your shares, including shares you may purchase in this offering, at the time you wish to sell them or at a price that you consider reasonable. Any inactive trading market for our common stock may also impair our ability to raise capital to continue to fund our operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration, which, in turn, could materially adversely affect our business.

The actual number of shares of common stock we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agents at any time throughout the term of the sales agreement. The per share price of the shares of common stock that are sold by the Sales Agents after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the Sales Agents. Because the price per share of each share of common stock sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares of common stock that will be ultimately issued.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the documents incorporated by reference herein.

Any statements in this prospectus supplement, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, these forward-looking statements include statements regarding:

•	our cash and cash equivalents balance, runway and needs as well as financing plans;

•	the timing of regulatory submissions;

•	our ability to obtain and maintain regulatory approval of our existing product candidates and any other product candidates we may develop, and the labeling under any approval we may obtain;

•	our business strategies;

•	risks relating to the timing and costs of clinical trials and the timing and costs of other expenses;

•	risks related to market acceptance of products;

•	risks associated with our reliance on third-party organizations;

•	our competitive position;

•	assumptions regarding the size of the available market, product pricing and timing of commercialization of our product candidates;

•	our intellectual property position and our ability to maintain and protect our intellectual property rights;

•	our results of operations, financial condition, liquidity, prospects, and growth strategies;

•	the industry in which we operate; and

•	the trends that may affect the industry or us.

In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” section contained in this prospectus supplement and any related free writing prospectus, and under similar headings in the accompanying prospectus and the documents that are incorporated by reference into this prospectus supplement, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in the prospectus supplement will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus supplement, even if new information becomes available in the future.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sales proceeds of up to $50.0 million from time to time pursuant to the sales agreement. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the sales agreement as a source of financing.

We currently expect to use the net proceeds that we receive from this offering for clinical trials, working capital and other general corporate purposes. The expected use of net proceeds of this offering represents our current intentions based on our present plans and business conditions. We cannot specify with certainty all of the particular uses for the net proceeds to be received in this offering. Pending these uses, we plan to invest the net proceeds of this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

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DILUTION

Our net tangible book value as of December 31, 2022, was approximately $28.3 million, or $3.47 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of December 31, 2022. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering.

After giving effect to the sale of our common stock in the aggregate amount of $50 million in this offering at an assumed offering price of $20.10, the last reported sale price of our common stock on the New York Stock Exchange on March 30, 2023, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2022, would have been approximately $77.0 million, or $7.32 per share. This represents an immediate increase in net tangible book value of $3.85 per share to existing stockholders and immediate dilution in net tangible book value of $12.78 per share to new investors purchasing our common stock in this offering. The following table illustrates this dilution on a per share basis:

Assumed public offering price per share	$20.10
Historical net tangible book value per share as of December 31, 2022	$28,323,530
Increase in net tangible book value per share attributable to new investors purchasing shares of common stock in this offering	$3.85
As adjusted net tangible book value per share as of December 31, 2022, after giving effect to this offering	$76,998,530
Dilution per share to investors purchasing our common stock in this offering	$12.78

The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $20.10 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50.0 million is sold at that price, would cause our as adjusted net tangible book value per share after the offering to be $7.40 per share and would increase the dilution in net tangible book value per share to new investors to $13.70 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $20.10 per share shown in the table above, assuming all of our common stock in the aggregate amount of $50.0 million is sold at that price, would cause our as adjusted net tangible book value per share after the offering to be $7.23 per share and would decrease the dilution in net tangible book value per share to new investors to $11.87 per share, after deducting commissions and estimated aggregate offering expenses payable by us.

To the extent that outstanding options are exercised, investors purchasing our common stock in this offering will experience further dilution. In addition, to the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The number of shares of our common stock that will be outstanding after this offering is based on 8,163,923 shares of our common stock outstanding as of December 31, 2022, and excludes:

•	1,657,342 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2022, at a weighted-average exercise price of $13.95 per share;

•	2,400 shares of common stock issuable upon the exercise of outstanding warrants having an exercise price of $7.50 per share; and

•	392,874 shares of common stock reserved for future issuance under our 2019 Plan as of December 31, 2022.

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PLAN OF DISTRIBUTION

General

We have entered into a sales agreement with BofA Securities, Inc. and ThinkEquity LLC, collectively referred to as Sales Agents and each individually a Sales Agent, relating to the offer and sale from time to time of shares of our common stock having an aggregate offering price of up to $50.0 million through the Sales Agents, acting as our agents, or directly to the Sales Agents, acting as principals for their own respective accounts.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus will be made by any method permitted by law and deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including by ordinary brokers’ transactions through the facilities of the New York Stock Exchange or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, in block transactions or as otherwise permitted by law.

The Sales Agents are not required to sell any specific number or dollar amount of shares of common stock, but each Sales Agent will use its commercially reasonable efforts, as our agent and consistent with its normal trading and sales practices, to sell, subject to the terms of the sales agreement, shares of common stock, as agreed upon among us and the Sales Agents from time to time.

In no event will the aggregate sales price of shares of our common stock sold by us to or through the Sales Agents, acting as our agents or as principals for their own respective accounts pursuant to the sales agreement, exceed $50.0 million.

In connection with the sale of shares of our common stock on our behalf, each of the Sales Agents will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agents will be deemed to be underwriting commissions or discounts. We have agreed that we will indemnify the Sales Agents against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the Sales Agents may be required to make in respect of those liabilities.

We estimate that the expenses payable by us in connection with the offering and sale of shares of our common stock pursuant to the sales agreement, other than discounts and commissions but including expenses paid prior to the date of this prospectus supplement, will be approximately $325,000. The remaining sales proceeds from the sale of any shares of our common stock, after deducting any transaction fees, transfer taxes or similar fees, taxes or charges imposed by any governmental or self-regulatory organization in connection with such sales, shall constitute the net proceeds from the sale of our common stock offered by this prospectus supplement and the accompanying prospectus.

The offering of shares of our common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of shares of our common stock having an aggregate sales price of $50.0 million pursuant to the sales agreement or (2) the termination of the sales agreement in accordance with its terms.

Upon its acceptance of instructions from us, each of the Sales Agents has agreed to use its commercially reasonable efforts to sell shares of our common stock on the terms and subject to the conditions set forth in the sales agreement. We will instruct each of the Sales Agents as to the amount of common stock to be sold by it as our agent. We may instruct the Sales Agents not to sell our common stock if sales cannot be effected at or above a price designated by us. We or the Sales Agents may at any time immediately suspend the offering of shares of our common stock through the Sales Agents upon notice to the other party.

The Sales Agents will provide written confirmation following the close of trading on the New York Stock Exchange on each trading day on which shares of our common stock are sold through the Sales Agents under the sales agreement. Each confirmation will include the number of shares of our common stock sold on that day, the aggregate gross proceeds of such sales, the net proceeds of such sales and the compensation payable by us to the Sales Agents in connection with such sales of our common stock.

We will pay the Sales Agents an aggregate fee equal to 2.0% of the gross proceeds from the sales of all shares of common stock sold through the Sales Agents under the sales agreement. We have also agreed to reimburse the Sales Agents for their reasonable and documented out-of-pocket expenses, including the reasonable fees, disbursements and expenses of counsel for the Sales Agents in an amount not to exceed $150,000 in the aggregate (plus up to an additional $25,000 of fees, disbursements and expenses of counsel for the Sales Agents in connection the review by FINRA of the offering).

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Under the terms of the sales agreement, we may also sell shares of our common stock in negotiated transactions or as otherwise agreed with the Sales Agents, including sales to the Sales Agents, as principal for their own respective accounts, at a price to be agreed upon at the time of sale. If we sell shares of our common stock in a manner which is not an “at the market” offering, including sales to the Sales Agents, as principal for their own respective accounts, we will enter into a separate terms agreement with the Sales Agents, and we will describe the terms of the offering of such shares in a separate prospectus supplement or free writing prospectus if required. Each of the Sales Agents does not have any obligation to purchase shares of common stock from us as principal and may elect whether or not to do so in its sole and absolute discretion.

Certain Relationships

The Sales Agents and their affiliates are full service financial institution engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The Sales Agents and certain of their affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. For example, ThinkEquity LLC acted as an underwriter in our initial public offering of our common stock. In connection with this role, ThinkEquity LLC received warrants to purchase shares of our common stock at an exercise price of $7.50 per share. As of December 31, 2022, ThinkEquity LLC or its affiliates held 2,400 warrants.

In the ordinary course of their various business activities, the Sales Agents and their affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own accounts and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The Sales Agents and their affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the Sales Agents that would permit a public offering of the shares of common stock offered by this prospectus supplement and the accompanying prospectus in any jurisdiction where action for that purpose is required. The shares offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

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LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon by Duane Morris LLP. Shearman & Sterling LLP, New York, New York is acting as counsel to the Sales Agents in connection with this offering.

EXPERTS

WithumSmith+Brown, PC, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report which is incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on WithumSmith+Brown, PC’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.annovisbio.com. Information accessible on or through our website is not a part of this prospectus supplement.

This prospectus supplement is part of a registration statement that we filed with the SEC and does not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus supplement forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus supplement by reference. Statements in this prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement is considered to be part of this prospectus supplement. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus supplement. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus supplement forms a part is terminated or completed:

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023;

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•	our Current Reports on Form 8-K filed with the SEC on January 6, 2023, February 13, 2023, and March 6, 2023;

•	the portions of our Definitive Proxy Statement on Schedule 14A (other than information furnished rather than filed) that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on April 19, 2022; and

•	the description of our common stock contained in the Registration Statement on Form 8-A relating thereto, filed on November 17, 2021, and any amendment or report filed for the purpose of updating such description, including Exhibit 4.3 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 31, 2023.

We also incorporate by reference into this prospectus supplement all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and before the later of (1) the completion of the offering of our common stock pursuant to this prospectus supplement and (2) the date we stop offering our common stock pursuant to this prospectus supplement. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus are delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into the prospectus supplement and accompanying prospectus but not delivered with the prospectus supplement and accompanying prospectus, including exhibits which are specifically incorporated by reference into such documents. You may also access this information on our website at www.annovisbio.com by viewing the “SEC Filings” subsection of the “Investors” menu. No additional information is deemed to be part of or incorporated by reference into this prospectus supplement. You should direct any requests for documents to:

Annovis Bio, Inc.

1055 Westlakes Drive, Suite 300

Berwyn, PA 19312

(610) 727-3913

Any statement contained in this prospectus supplement or contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded to the extent that a statement contained in this prospectus supplement or any subsequently filed supplement to this prospectus supplement, or document deemed to be incorporated by reference into this prospectus supplement, modifies or supersedes such statement.

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PROSPECTUS

$250,000,000

Common Stock
Preferred Stock
Warrants
Units

We may offer and sell from time to time shares of common stock, shares of preferred stock, warrants, or any combination of those securities, either individually or in units, up to an aggregate initial offering price of $250,000,000, in one or more transactions under this prospectus. The securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes specific information about the particular securities being offered and may add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information that is incorporated by reference into this prospectus and the applicable prospectus supplement, before you invest in any of our securities.

The securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time, or through a combination of these methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and the comparable section of any applicable prospectus supplement. If any underwriters are involved in the sale of the securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and options will be set forth in the applicable prospectus supplement.

Our common stock is listed on the NYSE American under the ticker symbol “ANVS.” On January 29, 2021, the last reported sale price per share of our common stock on the NYSE American was $9.98 per share. We have not yet determined whether the other securities that may be offered by this prospectus will be listed on any exchange, interdealer quotation system or over-the-counter market. If we decide to seek the listing of any such securities upon issuance, the prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which those securities will be listed.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. RISKS ASSOCIATED WITH AN INVESTMENT IN OUR SECURITIES WILL BE DESCRIBED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND CERTAIN OF OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCORPORATED BY REFERENCE INTO THIS PROSPECTUS, AS DESCRIBED UNDER “RISK FACTORS” ON PAGE 4.

You should read this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find Additional Information” before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 1, 2021.

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ABOUT THIS PROSPECTUS

As used in this prospectus, unless the context otherwise requires, the terms “Annovis,” the “Company,” “we,” “us,” and “our” refer to Annovis Bio, Inc.

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer to sell any of the securities, or any combination of the securities, described in this prospectus, in each case, in one or more offerings, up to an aggregate dollar amount of $250,000,000.

This prospectus provides you with a general description of the securities that we may offer. Each time securities are sold under this registration statement, we will provide an accompanying prospectus supplement that will contain specific information about the terms of those securities and the terms of that offering. The accompanying prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement, including all documents incorporated by reference herein and therein, together with the additional information described under “Where You Can Find Additional Information” below.

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus or in any accompanying prospectus supplement, or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different information.

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement, if any, constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered, or securities are sold on a later date.

FORWARD-LOOKING STATEMENTS

This prospectus, including documents incorporated by reference, any applicable prospectus supplement and any related free writing prospectus, contain forward-looking statements, as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” and or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that these statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain.

The forward-looking statements in this prospectus include, among other things, statements about:

•	our business strategies;

•	the timing of regulatory submissions;

•	our ability to obtain and maintain regulatory approval of our existing product candidates and any other product candidates we may develop, and the labeling under any approval we may obtain;

•	risks relating to the timing and costs of clinical trials and the timing and costs of other expenses;

•	risks related to market acceptance of products;

•	risks associated with our reliance on third-party organizations;

•	our competitive position;

•	assumptions regarding the size of the available market, product pricing and timing of commercialization of our product candidates;

•	our intellectual property position and our ability to maintain and protect our intellectual property rights;

•	our results of operations, financial condition, liquidity, prospects, and growth strategies;

•	our cash needs and financing plans;

•	the industry in which we operate; and

•	the trends that may affect the industry or us.

We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. The risks set forth under Item 1A of our Form 10-K for the year ended December 31, 2019, as revised or supplemented by our Quarterly Reports on Form 10-Q and other documents we file with the SEC, describe material risks to our business, and you should read and interpret any forward-looking statements together with these risks. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements.

You should read this prospectus, including documents incorporated by reference, any applicable prospectus supplement and any related free writing prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

THE COMPANY

We are a clinical stage, drug platform company addressing neurodegeneration such as Alzheimer’s disease (“AD”), Parkinson’s disease (“PD”) and Alzheimer’s disease in Down Syndrome (“AD-DS”). Our lead compound, ANVS401, is a small molecule administered orally that attacks neurodegeneration by entering the brain and inhibiting the translation of neurotoxic proteins — amyloid precursor protein APP/Aβ (“APP”), tau/phospho-tau (“tau”) and α-Synuclein (“αSYN”) — thereby improving axonal transport. Human studies in four mildly cognitive impaired (“MCI”) patients have shown that ANVS401 lowered the levels of neurotoxic proteins and inflammatory factors. In preclinical studies, lower neurotoxic protein levels led to improved axonal transport, reduced inflammation, lower nerve cell death and improved function.

We believe that ANVS401 has the potential to be the first drug to interfere with the underlying mechanism of neurodegeneration. ANVS401 is a small, once a day, orally administered, brain penetrant inhibitor of neurotoxic proteins. The biological activity of ANVS401 has been evaluated in 20 animal studies conducted in leading institutions such as the Karolinska Institute, Columbia University and Harvard University. 18 of the studies are published and two are presently manuscripts in preparation. We also conducted three clinical trials with 125 humans including two safety studies in 120 healthy volunteers and a proof-of-concept study in four MCI patients with Parexel, an international clinical research organization. In these studies, we showed that ANVS401 was well tolerated and we saw promising clinical signals: in all four patients, ANVS401 reduced the levels of APP, tau and αSYN (αSYN is an unpublished, not statistically significant observation) and lowered inflammatory factors.

We are presently conducting a Phase 2a clinical trial in 24 AD patients in collaboration with the Alzheimer’s Disease Cooperative Study (“ADCS”) and a second Phase 2a clinical trial of ANVS401 with 14 AD patients and 54 PD patients (the “AD/PD Trial”), which began treating patients in August 2020.

We were incorporated under the laws of the State of Delaware in 2008. Our principal executive offices are located at 1055 Westlakes Drive, Suite 300, Berwyn, PA 19312. Our telephone number is 610-727-3913. Our website address is www.annovisbio.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus.

RISK FACTORS

Investing in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in any such securities. Prior to making a decision about investing in any securities offered, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and other documents that we file with the SEC, which are incorporated herein by reference as described in this prospectus under the heading “Where You Can Find Additional Information”. The risks and uncertainties we have described in such documents are not the only risks that we face. Additional risks and uncertainties not presently known to us may also affect our operations.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement relating to a specific offering, we intend to use the net proceeds from the sale of securities by us under this prospectus and any applicable prospectus supplement for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, acquisitions of new technologies, products or businesses, and investments. Pending these uses, we expect to invest the net proceeds in short-term, investment-grade securities.

GENERAL DESCRIPTION OF OUR SECURITIES

We may offer and sell, at any time and from time to time:

•	shares of our common stock;

•	shares of our preferred stock;

•	warrants to purchase common shares;

•	units consisting of a combination of the foregoing securities; or

•	any combination of these securities.

This prospectus contains summary descriptions of the common stock, preferred stock, warrants, and units that we may offer and sell from time to time. When particular securities are offered by us, a supplement to this prospectus will describe the terms of the securities and the extent to which these general descriptions may apply. These summary descriptions and any summary descriptions in the applicable prospectus supplement are not complete descriptions of the terms and conditions of each security and are qualified in their entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws which are incorporated by reference in the registration statement of which this prospectus is a part. Please refer to “Where You Can Find Additional Information” below for directions on obtaining these documents. If any particular terms of a security described in the applicable prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed superseded by the terms set forth in that prospectus supplement.

DESCRIPTION OF OUR CAPITAL STOCK

Authorized and Outstanding Shares

Our authorized share capital consists of 37,000,000 shares of capital stock, each with a par value of $0.0001 per share. Of these shares, 35,000,000 shall be common stock and 2,000,000 shall be preferred stock. As of January 29, 2021, there were 6,906,137 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting

The holders of our common stock are entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. There is no cumulative voting. An election of directors by our stockholders shall be determined by a plurality of the votes cast by stockholders entitled to vote in the election. Subject to the supermajority votes for some matters, other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter.

Dividends

Subject to the rights of holders of all classes of our stock outstanding having rights that are senior to or equivalent to holders of common stock, the holders of the common stock are entitled to receive proportionately any dividends when and as declared by our board of directors.

Liquidation

In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to receive on a pro rata basis our net assets available for distribution to stockholders after the payment of all debts and other liabilities, subject to the rights of holders of all classes of our stock outstanding having rights that are senior to or equivalent to holders of common stock.

Other

Holders of common stock have no preemptive, subscription, redemption or conversion rights.

All of our outstanding shares of common stock are fully paid and nonassessable, and any shares of common stock to be issued upon an offering pursuant to this prospectus and the related prospectus supplement will be fully paid and nonassessable upon issuance.

Preferred Stock

Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

We will fix the designations, powers, preferences and rights of the preferred stock of each series, as well as the qualifications, limitations or restrictions thereon, in the certificate of designation relating to that series. The applicable prospectus supplement will contain the terms of and other information relating to the preferred stock which will include, as applicable:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	voting rights, if any, of the preferred stock;

•	preemptive rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

Our board of directors may authorize the issuance of preferred stock with voting, conversion or other rights that could adversely affect the voting power or other rights of the holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

Registration Rights

Under our registration rights agreement dated as of December 19, 2014, the holders of approximately 2,273,847 shares of common stock, or their transferees, have the right to require us to register their shares under the Securities Act so that those shares may be publicly resold, or to include their shares in any registration statement we file, in each case as further described below.

Demand Registration Rights

Commencing on July 29, 2020, if holders of more than 50% of the securities registerable under the registration rights agreement request us to file a registration statement under the Securities Act for a public offering of such shares of registrable securities having an aggregate offering price of at least $10,000,000, we must, within ten days after the receipt of such notice, notify all holders of registrable securities of such request and shall use its reasonably diligent efforts to register under the Securities Act the registrable securities of all holders who so request within 90 days after the date of our notice; provided, however, that we are obligated to register only shares of common stock pursuant to the agreement. We are obligated to effect a maximum of two such demand registrations.

Piggyback/Incidental Registration Rights

Whenever we propose to register any common stock for our own or others’ account under the Securities Act for a public offering for cash, other than a registration relating to employee benefit plans, we must give each holder of registrable securities prompt written notice of its intent to do so. Upon the written request of any such holder given within 10 days after receipt of such notice, we will cause to be included in such registration all of the registrable securities that such holder requests; provided, however, that we are obligated to register only shares of our common stock pursuant to the agreement. If we are advised in writing by any managing underwriter of the securities being offered pursuant to any registration statement that the number of shares to be sold by persons other than us is greater than the number of such shares that can be offered without adversely affecting the offering, we may reduce pro rata the number of shares of registrable securities offered for the accounts of such persons to a number deemed satisfactory by such managing underwriter; and a managing underwriter will have the right to exclude registrable securities entirely pursuant to the preceding clause.

Form S-3 Registration Rights

If, at a time when Form S-3 (or any successor thereto) is available for such registration, we receive from holders of more than 15% of the registrable securities a written request or requests that we effect a registration on Form S-3 of registrable securities having an aggregate offering price of at least $5,000,000 (based on the then current public market price), we will promptly give written notice of the proposed registration to all other holders of registrable securities and, as soon as reasonably practicable, effect such registration and all such related qualifications and compliances as may be requested and as would permit the sale and distribution of all registrable securities as are specified in such request and any written requests of other holders given within 10 days after receipt of such notice; provided, however, that the Company shall not be obligated to effect any such registration pursuant to the agreement: (i) if Form S-3 is not available for such offering by the applicable holders; or (ii) if we furnish to the applicable holders a certificate signed by the chief executive officer stating that in the good faith judgment of the board of directors, it would be seriously detrimental to us and our stockholders for such Form S-3 registration to be effected at such time, in which event we will have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the holder or holders; provided, however, that we may not utilize this right more than twice in any 12-month period. We are not obligated to file more than two registrations under this provision.

Other Provisions and Expenses

A registrable security will cease to be a registrable security when (i) a registration statement covering such registrable security has been declared effective by the SEC and it has been disposed of pursuant to such effective registration statement; or (ii) such registrable security could be sold pursuant to Rule 144 (or any successor or comparable provision) without any volume restriction.

Other than underwriting discounts and commissions and certain other expenses, we will be required to pay all expenses incurred by us related to any registration effected pursuant to the exercise of these registration rights. These expenses may include all registration and filing fees, printing expenses, fees and disbursements of our counsel, reasonable fees and disbursements of a counsel for the selling securityholders and blue-sky fees and expenses.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise; or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

Stockholder Meetings

Any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the General Corporation Law of the State of Delaware, which prohibits persons deemed to be “interested stockholders” from engaging in a “business combination” with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock. Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by the board of directors.

Choice of Forum

The Court of Chancery of the State of Delaware is the exclusive forum in which we and our directors may be sued by our stockholders, to the fullest extent permitted by law, for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a breach of fiduciary duty;

•	any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation, or our amended and restated bylaws; or

•	or any action asserting a claim against us that is governed by the internal affairs doctrine.

Our amended and restated bylaws will not apply to suits brought to enforce a duty or liability created by the Securities Act or the Exchange Act, or any other claim for which federal courts have exclusive jurisdiction.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, or other employees, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find either choice of forum provision contained in our amended and restated bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition.

Advance Notice Requirements

Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given our Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of us.

The NYSE American

Our common stock is listed on the NYSE American under the symbol “ANVS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF OUR WARRANTS

We may issue warrants to purchase our common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock and/or preferred stock, and the warrants may be attached to or separate from these securities.

The terms of each series of warrants will be contained in the applicable warrant agreements. The applicable prospectus supplement for the warrants will contain the terms of and other information relating to the warrants which will include, as applicable:

•	the offering price and aggregate number of warrants offered;

•	the currency in which the offering price, if any, and the exercise price are payable;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase common stock or preferred stock, the exercise price and the number of shares of common stock or preferred stock, as applicable, to be received upon exercise of the warrants;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•	a discussion of any material United States federal income tax considerations related to the holding or exercise of the warrants;

•	the identity of the warrant agent for the warrants, if any, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the designation and terms of the securities issuable upon exercise of the warrants;

•	the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the anti-dilution provisions of the warrants, if any;

•	the rights to redeem or call the warrants, if any;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants; and

•	any other specific terms, preferences, rights and limitations of or restrictions on the warrants.

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities issuable upon exercise. Holders of warrants to purchase common stock or preferred stock will not be entitled to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of our directors, receive payments upon our liquidation, dissolution or winding up, or to exercise any rights whatsoever as our stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR UNITS

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the units that we may offer under this prospectus. Units may be offered independently or together with common stock, preferred stock or warrants offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will generally apply to any future units that we may offer under this prospectus, we will describe the particular terms of any series of units that we may offer in more detail in the applicable prospectus supplement. The terms of any units offered under an applicable prospectus supplement may differ from the terms described below.

We will incorporate by reference into the registration statement of which this prospectus forms a part the form of unit agreement, including a form of unit certificate, if any, that describes the terms of the series of units we are offering before the issuance of the related series of units. The following summaries of material provisions of the units, and the unit agreements, are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the units that we sell under this prospectus, as well as the complete unit agreements that contain the terms of the units.

We may issue units comprised of one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, if any, under which a unit is issued may provide that the securities comprising the unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of units offered by an applicable prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the applicable prospectus supplement filed in respect of such units. This description will include, where applicable:

•	the designation and aggregate number of units offered;

•	the price at which the units will be offered;

•	the rights and obligations of the unit agent, if any;

•	the currency or currencies in which the units are denominated;

•	any provisions of the governing unit agreement that differ from those described below;

•	the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	the number of securities that may be purchased upon exercise of each unit and the price at which the currency or currencies in which that amount of securities may be purchased upon exercise of each unit;

•	any provisions for the issuance, payment, settlement, transfer, adjustment or exchange of the units or of the securities comprising the units; and

•	any other material terms of the units.

We reserve the right to set forth in an applicable prospectus supplement specific terms of the units that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the units described in an applicable prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of the differing terms set forth in such prospectus supplement with respect to such units.

PLAN OF DISTRIBUTION

We may sell the securities, from time to time, to or through underwriters or dealers, through agents or remarketing firms, or directly to one or more purchasers pursuant to:

•	underwritten public offerings;

•	negotiated transactions;

•	block trades;

•	“At the Market Offerings,” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, into an existing trading market, at prevailing market prices; or

•	through a combination of these methods.

We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers.

We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, dealers or agents, if any;

•	if the securities are to be offered through the selling efforts of brokers or dealers, the plan of distribution and the terms of any agreement, arrangement, or understanding entered into with broker(s) or dealer(s) prior to the effective date of the registration statement, and, if known, the identity of any broker(s) or dealer(s) who will participate in the offering and the amount to be offered through each;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

•	if any of the securities being registered are to be offered otherwise than for cash, the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;

•	any delayed delivery arrangements;

•	any over-allotment or other options under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers;

•	the identity and relationships of any finders, if applicable; and

•	any securities exchange or market on which the securities may be listed.

In compliance with the guidelines of FINRA, the maximum compensation to the underwriters or dealers in connection with the sale by the Company of its securities pursuant to this prospectus and the accompanying supplement to this prospectus may not exceed 8% of the aggregate offering price of the securities as set forth on the cover page of any prospectus supplement.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise indicated in the prospectus supplement, subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any underwriter’s option. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

We may use a remarketing firm to offer the securities in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own account or as agents for us. These remarketing firms will offer or sell the securities pursuant to the terms of the securities. A prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection the securities they remarket.

If we offer and sell securities through a dealer, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable prospectus supplement.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.

Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

We may sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their respective affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.

The securities we offer may be new issues of securities and may have no established trading market. The securities may or may not be listed on a securities exchange. Underwriters may make a market in these securities but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of, or the existence of trading markets for, any of the securities.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters that are qualified market makers on the NYSE American may engage in passive market making transactions in the common stock on the NYSE American in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, certain legal matters relating to the securities will be passed upon for us by Duane Morris LLP. As appropriate, legal counsel representing the underwriters, dealers or agents will be named in the accompanying prospectus supplement and may opine to certain legal matters.

EXPERTS

The financial statements of Annovis Bio, Inc. as of December 31, 2019 and 2018 and for the years then ended have been incorporated by reference herein in reliance upon the report of WithumSmith+Brown, PC, independent registered public accounting firm, incorporated by reference herein, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION;
INCORPORATION BY REFERENCE

Available Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with, or furnished to, the SEC, at our website at www.annovisbio.com. Information contained on or accessible through our website is not a part of this prospectus or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Incorporation by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents, information or portions thereof deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 25, 2020;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 5, 2020, July 29, 2020 and November 4, 2020, respectively;

•	our Current Reports on Form 8-K as filed with the SEC on February 6, 2020, April 3, 2020, June 5, 2020, and June 9, 2020 (except information included pursuant to Items 2.02 or 7.01 and exhibits related to such items);

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2019 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 24, 2020 (other than the portions thereof that are furnished and not filed); and

•	the description of our capital stock contained in our registration statement on Form 8-A filed with the SEC on January 28, 2020, including any amendment or report filed for purposes of updating such description.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Annovis Bio, Inc., 1055 Westlakes Drive, Suite 300, Berwyn, Pennsylvania 19312. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.annovisbio.com. The information on such website is not incorporated by reference and is not a part of this prospectus.

Up to $50,000,000

Common Stock

P R O S P E C T U S S U P P L E M E N T

BofA Securities

ThinkEquity

March 31, 2023